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                                                                    EXHIBIT 11.1

                            A-FEM MEDICAL CORPORATION
                   CALCULATIONS OF NET INCOME (LOSS) PER SHARE


                                                   FOR THE THREE MONTHS                          FOR THE NINE MONTHS
                                                    ENDED SEPTEMBER 30                               SEPTEMBER 30,
                                           ------------------------------------          ------------------------------------
                                               1998                    1997                  1998                   1997
                                           -------------          -------------          -------------          -------------
Actual weighted average
   shares outstanding                         12,566,644             12,345,115             13,093,071             11,325,314
Dilutive common stock,
   options and warrants using the
   treasury stock method(1)                           --                     --                     --                     --
                                           -------------          -------------          -------------          -------------

Total shares used in per
   share calculations                         12,566,644             12,345,115             13,093,071             11,325,314
                                           -------------          -------------          -------------          -------------

Net loss                                   $  (1,216,215)         $    (746,588)         $  (3,335,707)         $    (335,555)
                                           -------------          -------------          -------------          -------------

Net loss per share                         $       (0.10)         $       (0.06)         $       (0.25)         $       (0.03)
                                           =============          =============          =============          =============


(1) Warrants and options outstanding are not included where the effect would be anti-dilutive.


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